SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 30, 2013

First Connecticut Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	333-171913	45-1496206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Farm Glen Boulevard, Farmington, Connecticut 06032
(860) 676-4600
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 8.01	Other Events
SIGNATURES

Item 8.01	Other Events

On June 5, 2013, First Connecticut Bancorp, Inc. (the “Company”) announced that it has completed a stock repurchase program under which the Company has repurchased 10.0% of its issued and outstanding common stock, or a total of 1,788,020 shares based on shares outstanding as of May 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CONNECTICUT BANCORP, INC.
Registrant

June 5, 2013	By: /s/ John J. Patrick, Jr.
John J. Patrick, Jr.
Chairman, President and
Chief Executive Officer